Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the FirstMerit Corporation 2011 Equity Incentive Plan of our reports dated February 25, 2011, with respect to the consolidated financial statements of FirstMerit Corporation and the effectiveness of internal control over financial reporting of FirstMerit Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Akron, Ohio
April 18, 2011